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                                                                     Exhibit 5.1

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                             200 East Randolph Drive
                             Chicago, Illinois 60601

                                   312 861-2000                      Facsimile:
                                                                    312 861-2200
                                www.kirkland.com


                               SEPTEMBER 15, 2004


Gundle/SLT Environmental, Inc.
and each of the Guarantors set forth below
19103 Gundle Road
Houston, Texas 77073

     Re:   REGISTRATION STATEMENT ON FORM S-4, REGISTRATION NO. 333-118278

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special legal counsel to Gundle/SLT Environmental, Inc., a Delaware corporation (the "Issuer"), GSE Lining Technology, Inc., a Delaware corporation ("GSE Lining"), GSE International, Inc., a Delaware corporation ("GSE International"), and GSE Clay Lining Technology Co., a South Dakota general partnership ("GSE Clay," and together with GSE Lining and GSE International, the "Guarantors," and the Guarantors, together with the Issuer, are hereinafter referred to as the "Registrants"), in connection with the proposed registration by the Issuer of $150,000,000 in aggregate principal amount of the Issuer's 11% Senior Notes due 2012, Series B (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-118278) filed with the Securities and Exchange Commission (the "Commission") on August 16, 2004, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to an indenture (as supplemented and amended by that certain supplemental indenture dated May 18, 2004, and as further amended and supplemented from time to time, the "Indenture"), dated as of May 18, 2004, among the Issuer, the Guarantors and U.S. Bank National Association, as trustee. The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuer's outstanding 11% Senior Notes due 2012 (the "Old Notes"), of which $150,000,000 in aggregate principal amount is outstanding.

     In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the certificates of incorporation, bylaws and partnership agreement (as applicable) of the Registrants, (ii) resolutions of the Registrants with respect to the issuance of the Exchange Notes and the

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Gundle/SLT Environmental, Inc.
and each of the Guarantors set forth below
September 15, 2004
Page 2

Guarantees, (iii) the Indenture and Supplemental Indenture, (iv) the notation of Guarantee, as contemplated by Section 10.2 of the Indenture and (v) the Registration Statement.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others. In rendering the opinion below regarding GSE Clay, we have relied on the opinion of Harlan A. Schmidt, Esq.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware case law decided thereunder and the federal laws of the United States.

     Based upon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Old Notes, the Exchange Notes will be validly issued and binding obligations of the Issuer and the Guarantees will be validly issued and binding obligations of the Guarantors.

     We hereby consent to the filing of this opinion with the commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

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Gundle/SLT Environmental, Inc.
and each of the Guarantors set forth below
September 15, 2004
Page 3

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                  Very truly yours,

                                  /s/ Kirkland & Ellis LLP

                                  Kirkland & Ellis LLP